POWER OF ATTORNEY

 Know all by these presents, that the undersigned hereby constitutes and appoints each of Andrew Intrater and Michael Sloan, or either of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

 (1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID,
including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

 (2) execute for and on behalf of the undersigned, in the undersigned's capacity as (i) a beneficial owner of securities of Deerfield Capital Corp. (the
"Company") and (ii) the trustee of Mayflower Trust, a beneficial owner of securities of the Company, Forms 3, 4 and 5 and Schedule 13D in accordance with the Securities Exchange Act of 1934 and the rules thereunder;

 (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or
Schedule 13D, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;
and

 (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted; provided, however, that each such attorney-in-fact shall immediately notify the undersigned in writing of his appointment of a substitute attorney-in-fact, and of his filing of a Form 3, 4 or 5 or Schedule 13D with a regulatory authority.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and Schedule 13D with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 17, 2010.

TZ COLUMBUS SERVICES LIMITED
TRUSTEE OF MAYFLOWER TRUST

By: /s/ Dr. Felix Banninger
Name: Dr. Felix Banninger
Title: Director

/s/ Helene Anne Lewis
Name: Helene Anne Lewis
Title: Director